AXP Federal Income Fund, Inc.
File No. 2-96512/811-4260

Exhibit Index:

(h)(7) Transfer Agency Agreement dated March 9, 2000 between Registrant and American Express Client Service Corporation .

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan.13, 2000.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan.13, 2000.

(q)(3)   Trustees'   Power   of   Attorney,   dated   Jan.13,   2000.

(q)(4)   Officers'   Power   of   Attorney,   dated   Jan.13,   2000.